Exhibit 10.2

DEFERRED PROFIT SHARING PLAN FOR EMPLOYEES OF

LOYALTYONE, INC.

AS RESTATED JULY 10, 2008

DPSP (11/2007)

I - ESTABLISHMENT OF THE PLAN

1.01	Purpose

The Deferred Profit Sharing Plan for Employees of LoyaltyOne, Inc. (the “Plan”) was established effective April 1, 2000 for the purpose of encouraging eligible employees to save for retirement and, at the same time, share in the profits of the Company. The Plan forms part of the LoyaltyOne, Inc. Retirement Savings Program, a flexible arrangement providing employees with the opportunity for long-term retirement financial planning.

With effect from July 10, 2008 the Plan is restated, as set forth herein.

1.02	Registration

The Plan has been accepted for registration as a “deferred profit sharing plan” under the Income Tax Act (Canada). Continuation of the Plan is subject to retaining such registration.

The Plan has been administered in accordance with the amended provisions of the Income Tax Act (Canada) and the Regulations thereunder since January 1, 1991.

II - DEFINITIONS

The following words and phrases, as used herein, shall have the meaning specified below, unless a different meaning is plainly required by the context:

2.01	“Account(s)” means any or all of a Participant’s accounts under the Plan to which are credited Company Contribution(s), forfeitures and earnings thereon.

2.02	“Beneficiary” means such beneficiary as may be designated by a Participant in accordance with the provisions of Section 11.04 hereof to receive any benefits payable under the Plan in the event of the Participant’s death.

2.03	“Board of Directors” means the Board of Directors of LoyaltyOne, Inc.

2.04	“Company” means LoyaltyOne, Inc and any subsidiary or associated companies as designated by the Board of Directors. Any reference in the Plan to any action to be taken, consent, approval or opinion to be given or discretion or decision to be exercised or made by the Company shall refer to LoyaltyOne, Inc, acting through the Board of Directors or any person or persons authorized by the Board of Directors for purposes of this Plan.

2.05	“Company Contribution(s)” means the amount contributed by the Company pursuant to Section 4.01 hereof.

2.06	“Continuous Service” means uninterrupted employment with the Company and shall include periods of annual vacation and approved leave of absence granted by the Company.

2.07	“Disability” means any mental or physical disability certified by a medical practitioner approved by the Company which prevents a Participant from performing the work for which he was employed or similar work.

2.08	“Effective Date” means April 1, 2000, or such other later date as may be determined by the Canada Revenue Agency.

2.09	“Employee” means any person who is employed by the Company.

2.10	“Fiscal Agent” means Sun Life Assurance Company of Canada, appointed by the Trustee to administer the Plan.

2.11	“Funding Agreement” means Group Annuity Policy No. GA 13115-1 (administrative contract No. 18729-G) issued by Sun Life Assurance Company of Canada to the Trustee.

2.12	“Investment Fund(s)” means any or all of the funds available under the Funding Agreement in which the Trust Fund is invested, as the context requires.

2.13	“Participant” means an Employee who has enrolled in the Plan pursuant to Section III hereof.

2.14	“Plan” means the Deferred Profit Sharing Plan for Employees of LoyaltyOne, Inc., as restated effective July 10, 2008 and as set forth herein and as amended from time to time.

2.15	“Trust Agreement” means the agreement entered into between the Company and the Trustee establishing the Trust Fund, as amended from time to time.

2.16	“Trustee” shall mean a trust company incorporated under the laws of Canada or of a province, or at least three trustees who shall be individuals resident in Canada, at least one of whom shall be independent of the operations of the Company and not a shareholder thereof, as the Company may appoint from time to time.

2.17	“Trust Fund” means the fund established pursuant to the Trust Agreement to which Company Contribution(s) are to be made and from which all benefits under this Plan are to be paid.

Words importing the masculine include the feminine and words importing the singular include the plural, and vice versa, as the context requires.

III - ELIGIBILITY AND MEMBERSHIP

3.01	Eligibility

An Employee shall be eligible to become a Participant in the Plan upon the completion of 12 months of Continuous Service.

An eligible Employee may become a Participant by enrolling on a form provided by the Company.

Notwithstanding the above, no individual who falls within the definition set out in paragraph 147(2)(k.2) of the Income Tax Act (Canada) (i.e. a person related to the employer) may become a Participant in the Plan.

3.02	Effect of Re-Employment

If an Employee terminates his service with the Company and is later rehired, he shall, for purposes of the Plan, be regarded as a new Employee and his participation in the Plan shall be subject to the requirements of Section 3.01.

IV - CONTRIBUTIONS

4.01	Company Contribution(s)

(a)	The Company Contribution(s) in respect of Participants shall be such amount as the Company in its absolute discretion shall determine and will be made at the end of each Company fiscal year or within 120 days thereafter.

(b)	The Company Contribution(s) shall be made out of the Company’s profits, either current or accumulated, and shall be remitted to the Trust Fund.

4.02	Maximum Contribution Limits

The maximum amount that may be contributed by the Company in respect of a Participant in any calendar year is limited to the maximum amount deductible by the Company as a deferred profit sharing contribution under paragraph 147(5.1)(a), (b) and (c) of the Income Tax Act (Canada).

4.03	No Employee Contributions

A Participant is not permitted to make any contributions to the Plan.

V - PARTICIPANT ACCOUNTS

5.01	Accounts

Accounts shall be maintained for each Participant in each of the Investment Funds to which Company Contribution(s) are directed. These Accounts each month will be credited or debited, as the case may be, with:

(a)	Company Contribution(s) made in the name of the Participant in accordance with Section IV;

(b)	Forfeitures (and earnings thereon) allocated to the Participant in accordance with Section 8.03;

(c)	The Account(s)’ share of investment earnings determined in accordance with the terms of the Funding Agreement, and

(d)	Withdrawal payments from the Account(s) in accordance with Section VII.

5.02	Allocation to Accounts

Company Contribution(s) will be allocated to the Account(s) of Participants in the year in which they are received by the Trustee.

5.03	Investment Income

Further to Sections 5.01 and 5.02 above, it is provided that all income received, capital gains made and capital losses sustained by the trust governed by the Plan shall be allocated to the Participants of the Plan on or before a day 90 days after the end of the year in which they were received, made or sustained, as the case may be, to the extent that they have not been allocated in years preceding that year.

5.04	Distribution of Forfeitures

Any Company Contribution(s) to which the Participant has not acquired vested rights in accordance with Section 7 shall be forfeited by the Participant and distributed in accordance with Section 8.03.

VI - INVESTMENT OPTIONS

6.01	Investment Funds

The Trustee will invest the Trust Fund in accordance with the Funding Agreement. Under the Funding Agreement, the Fiscal Agent will establish uniform, non-discriminatory rules permitting each Participant from time to time to direct, on a form provided by the Fiscal Agent, the percentage of his Accounts to be invested in each of the Investment Funds available under the Funding Agreement to which contributions may be directed.

The value at any date of any Account in an Investment Fund will be determined in accordance with the Funding Agreement.

6.02	Allocation of Contributions

The allocation of contributions among the Investment Funds will be as directed by each Participant on the form prescribed by the Fiscal Agent. Allocations may be changed by Participants at any time by contacting the Fiscal Agent.

6.03	Transfers between Investment Funds

Participants will be permitted to make transfers between Investment Funds at any time in accordance with the provisions of the Funding Agreement.

VII - ENTITLEMENT TO BENEFITS

7.01	Vesting of Account

A Participant will acquire a full vested right to the sum of the balances of his Accounts upon the completion of one year of participation in the Plan.

Notwithstanding the above, a Participant will have full vested rights to the sum of the balances of his Accounts upon death.

7.02	Retirement

A Participant who retires under the Company’s retirement pension program shall be entitled to the vested value of his Accounts, as provided in Section 8.01 hereof.

7.03	Disability

A Participant in receipt of benefits from the Company’s long-term disability program shall be entitled to the vested value of his Accounts, as provided in Section 8.01 hereof.

7.04	Death

Upon the death of a Participant at any time while in the employment of the Company, his Beneficiary shall be entitled to the vested value of his Accounts, as provided in Section 8.01 hereof.

7.05	Termination of Employment

A Participant whose employment with the Company terminates shall be entitled to the vested value of his Accounts, as provided in Section 8.01 hereof.

7.06	Withdrawals Prior to Termination of Employment

A Participant may elect to make one lifetime withdraw of any portion of the vested value of his Account(s) while in the service of the Company. Any subsequent withdrawal will result in a 1 year suspension of Company contributions.

VIII - TIMING AND METHOD OF DISTRIBUTION OF BENEFITS

8.01	Distribution of Benefits

Not later than the earlier of

(a)	the latest retirement date required under the Income Tax Act (Canada), and

(b)	90 days after the earliest of the following events, as described in Section VII,

•	retirement,

•	onset of disability, except as provided below,

•	termination of service,

•	death,

the value of the vested portion of the Participant’s Accounts (determined pursuant to Section 5.01 hereof) shall become payable to him or in the event of his death, to his Beneficiary, in the form of a single lump sum cash payment, except that the Participant or Beneficiary, as the case may be, may elect at any time before the payment of the single lump sum cash payment that all or any part of the amounts payable to him shall be:

(i)	paid in equal cash installments payable not less frequently than annually over a period selected by the Participant or Beneficiary, as the case may be, not exceeding 10 years from the date on which the amount became payable; or

(ii)	paid by the Trustee to a person licensed or otherwise authorized under the laws of Canada or a province of Canada to carry on in Canada an annuities business, to purchase for the Participant or Beneficiary, as the case may be, an annuity, of a type selected by such person, provided that the annuity shall commence not later than the latest retirement date required under the Income Tax Act (Canada), and that the guaranteed term of said annuity, if any, shall not exceed 15 years; or

(iii)	subject to subsection 147(19) of the Income Tax Act (Canada), transferred directly to a registered retirement savings plan, registered retirement income fund or a registered pension fund or plan.

Notwithstanding the above, should the Participant fail to make an election by the latest retirement date required under the Income Tax Act (Canada), the Fiscal Agent shall be entitled, in its sole discretion, to commence paying an annuity for the life of the Participant, in accordance with the Funding Agreement.

In the case of Disability, the Participant may defer his retirement while he continues to receive long-term disability benefits under any long-term disability income plan adopted by the Company from time to time, but not beyond the latest retirement date required under the Income Tax Act (Canada).

8.02	Distribution Constitutes Release

Any distribution pursuant to the provisions of the Plan, including but not limited to, payment to a Participant who has terminated his service with the Company or to his Beneficiary or estate, shall, to the extent of such distribution, fully release and discharge the Trustee, the Company and the Fiscal Agent from any and all claims of the Participant, or any person or persons claiming through the Participant or assuming any claim to his Accounts.

8.03	Distribution of Forfeitures

Any Company Contribution(s) to which the Participant has not acquired vested rights in accordance with Section 7 shall be forfeited by the Participant and shall be, on or before the last day of December of the year immediately following the calendar year in which the amount became available, and in the absolute discretion of the Company:

(a)	used to satisfy Company Contributions under the Plan;

(b)	reallocated among the active Participants of the Plan in a manner determined by the Company, subject to Section 4.02; or

(c)	returned to the Company.

If any such forfeitures are not used by the last day of December of the year immediately following the calendar year in which the amount became available, such forfeitures (and earnings thereon) will be returned to the Company.

IX - TRUST FUND

9.01	Establishment and Administration of the Trust Fund

A Trust Fund shall be established with and shall be held and administered by the Trustee, in accordance with the Trust Agreement executed between the Company and the Trustee.

9.02	Contributions and Benefits

Company Contribution(s) shall be paid into the Trust Fund and all of the amounts to be distributed under the Plan shall be paid from the Trust Fund.

9.03	Interest in Specific Assets

Nothing in this Plan or in the Trust Agreement shall be deemed to give any Participant any interest in any specific property of the Trust Fund or any interest other than his right to receive payments in accordance with the provisions herein contained.

9.04	No Diversion of Assets

No part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, their Beneficiaries or estates, except as provided in the Plan.

9.05	Payment of Expenses

Expenses incurred in the operation and administration of the Plan shall be paid by the Company.

Fees in respect of the administration and management of the Investment Funds will be reflected in the value of the Participant’s Accounts.

Any person who is no longer an Employee or the Beneficiary or estate of such person may be responsible for all fees and expenses incurred in maintaining such person’s Account(s).

X - ADMINISTRATION OF THE PLAN

10.01	Responsibilities

(a)	The Trustee shall have sufficient authority to ensure the implementation and operation of the Plan and the payment of benefits to the Participants and the Beneficiaries thereunder.

(b)	The Trustee will appoint the Fiscal Agent as its agent for the purposes of the administration of the Plan.

(c)	The Company shall conclusively decide all matters relating to the administration, interpretation and operation of the Plan.

(d)	The Company shall make such rules and regulations relating to the operation of the Plan as it believes to be appropriate and may, from time to time, amend or revoke such rules and regulations.

10.02	Records

(a)	The Trustee shall keep or cause to be kept such records as may be necessary or appropriate in the discharge of its duties hereunder.

(b)	Whenever the records of the Company are used for purposes of this Plan, such records shall be conclusive of the facts with which they are concerned.

10.03	Statements

Each Participant shall be issued an annual statement showing his position in the Plan as at the last day of December each year.

10.04	Information From Participants

Each Participant shall provide such information as may be required by the Fiscal Agent or the Trustee for purposes of administering the Plan.

10.05	Disclosure

The Trustee shall ensure that each new Participant is advised in writing of his rights under the Plan.

XI - MISCELLANEOUS PROVISIONS

11.01	No Expansion of Rights

Participation in this Plan by an eligible Employee shall not be construed as constituting an enlargement of any rights which the Participant has apart from this Plan, or as a guarantee of the continued employment of such Participant, nor shall any provision or condition herein contained restrict in any way the right of the Company to terminate such Participant’s employment.

11.02	Inalienability of Benefits

Any benefits payable under the terms of this Plan are for the Participant’s own use and benefit and are not capable of assignment or alienation and do not confer upon any Participant, personal representative or dependent, or any other person, any right or interest in the benefits or annuity payments, if any, capable of being assigned or otherwise alienated, nor shall any such benefit be capable of surrender.

11.03	Ancillary Benefits

No benefit, other than one described in subparagraphs 147(2)(k.1)(i), (ii), (iii) and (iv) of the Income Tax Act (Canada) that is conditional in any way on the existence of the Plan, may be extended to the Participant or to any person with whom the Participant does not deal at arm’s length.

11.04	Designation of Beneficiary

(a)	A Participant may during his lifetime, by written notice given to the Fiscal Agent, designate a Beneficiary to receive any benefits payable under the Plan on his death and may also during his lifetime, by written notice given to the Fiscal Agent, alter or revoke such designation from time to time, subject always to the provisions of any annuity, insurance or other contract or law governing designation of beneficiaries from time to time in force which may apply to such Participant. Such written notice shall be in such form and shall be executed in such manner as the Fiscal Agent in its discretion may from time to time determine.

(b)	If, on the death of a Participant, there shall be no named Beneficiary, or if the designated Beneficiary should not be living, any sums that may be payable on or after his death shall be paid to the Participant’s estate in a lump sum.

11.05	Surrender or Assignment

Notwithstanding any other provision of the Plan, no right of a person under the Plan is capable of any surrender or assignment other than:

(i)	an assignment under a decree, order or judgment of a competent tribunal, or under a written agreement, that relates to a division of property between an individual and the individual’s spouse or common-law partner, or former spouse or common-law partner, in settlement of rights that arise out of, or on a breakdown of their marriage or common-law partnership,

(ii)	an assignment by a deceased individual’s legal representative on the distribution of the individual’s estate, and

(iii)	a surrender of benefits to avoid revocation of the Plan’s registration.

11.06	Limitation on Liability

(a)	(i) Except for its wilful misconduct or fraud, the Company shall not be in any way subject to any legal liability to any Participant or anyone claiming under him, for any cause or reason or thing whatsoever, in connection with the Plan and the Trust Fund.

(ii)	Except for its or their wilful misconduct, gross negligence or fraud, neither the Fiscal Agent, nor the Trustee shall be in any way subject to any legal liability to any Participant or anyone claiming under him, for any cause or reason or thing whatsoever, in connection with the Plan and the Trust Fund.

(b)	Neither the Trustee, the Fiscal Agent nor the Company guarantee the Trust Fund in any way from loss or depreciation. To the extent permitted by applicable law, the liability of any of these persons, groups of persons or entities to make any payment under this Plan is limited to the available assets of the Trust Fund.

11.07	Construction

The Plan and all rights thereunder shall be governed, construed and administered in accordance with the laws of the province of Ontario.

11.08	Headings

The headings in this Plan are inserted for convenience of reference only and shall not affect the interpretation thereof.

XII - AMENDMENT OF THE PLAN

12.01	Amendment

The Company reserves the right, by action of the Board of Directors, at any time and from time to time, to amend, in whole or in part, any or all of the provisions of the Plan; provided that no such amendment shall make it possible for any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their respective Beneficiaries and/or estates; nor shall any such amendment operate to deprive any Participant of any benefits previously vested in him under the Plan. Furthermore, the duties and liabilities of the Trustee under this Plan shall not be altered without its written consent.

12.02	Revision to Conform with Law

Notwithstanding the provisions of Section 12.01 above or any other provision of the Plan, the Company reserves the right to modify or amend this Plan retroactively if necessary, in such manner as it may deem necessary or appropriate to conform with any applicable government legislation or regulations.

XIII - TERMINATION OF THE PLAN

13.01	Continuation of the Plan

The Company intends to maintain this Plan in force indefinitely, but shall be under no obligation to continue the Plan in effect for any given length of time and necessarily reserves the right, by action of the Board of Directors, to terminate the Plan at any time should future conditions, in the opinion of the Company, warrant such action.

13.02	Effect of Plan Termination

In the event of the termination of this Plan pursuant to Section 13.01 above, all assets of the Trust Fund must and shall, within 90 days thereof, be applied for the benefit of the Participants and their Beneficiaries through the distribution, in accordance with the provisions of Section 8.01 hereof, of their respective share of any funds as at the date of termination.

Any forfeitures remaining at the Plan termination date shall be in the absolute discretion of the Company:

(a)	reallocated among the Participants of the Plan in a manner determined by the Company, subject to Section 4.02; or

(b)	returned to the Company.

If the distribution of any such forfeitures is not specified by the Company, such forfeitures (and earnings thereon) will be returned to the Company.

13.03	Limitation of Liability

No liability shall attach to the Company, the Trustee or the liquidator or trustee in bankruptcy, as the case may be, in connection with any application or distribution of the Trust Fund in accordance with the provisions of this Section XIII, provided such application or distribution was made in good faith and in accordance with the requirements of the Canada Revenue Agency.

AMENDMENT NO. 1

to the

DEFERRED PROFIT SHARING PLAN FOR EMPLOYEES OF LOYALTYONE, INC.

(as restated July 10, 2008)

It is hereby provided that this plan text is amended effective January 1, 2009 in the following respect(s):

The following is added after the first paragraph in Section 3.01, Eligibility.

All director level and above executives (SLT) shall be eligible to become a Participant in the Plan immediately.

AMENDMENT NO. 2

to the

DEFERRED PROFIT SHARING PLAN FOR EMPLOYEES OF LOYALTYONE, INC.

(as restated July 10, 2008)

It is hereby provided that this plan text is amended in the following respect(s):

With effect from June 1, 2009 the following subsection is substituted for Section 7.06:

7.06	Withdrawals Prior to Termination of Employment

For ICOM employees:

A Participant may not elect to withdraw any portion of his Account(s) while in the service of the Company.

For all other employees:

A Participant may elect to make one lifetime withdraw of any portion of the vested value of his Account(s) while in the service of the Company. Any subsequent withdrawal will result in a 1 year suspension of Company contributions.

AMENDMENT NO. 3

to the

DEFERRED PROFIT SHARING PLAN FOR EMPLOYEES OF LOYALTYONE, INC.

(as restated July 10, 2008)

It is hereby provided that this plan text is amended in the following respect(s):

With effect from January 1, 2010 the following subsection is substituted for Section 7.06:

7.07	Withdrawals Prior to Termination of Employment

Subject to Section 7.03, no Participant may elect to withdraw any portion of his Account(s) while in the service of the Company.